Exhibit 1

JOINT FILING AGREEMENT

The undersigned parties hereby agree that this Statement on Schedule 13G filed herewith, and any amendments thereto filed hereafter by any of the undersigned parties, relating to the ordinary shares, par value NIS 0.05, of Beamr Imaging Ltd., is being (and will be, in the case of amendments hereto) filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Date: March 18, 2024

Disruptive Technologies III L.P.

By:	Disruptive Technology Ltd.,
its sole general partner

	By:	/s/ Tal Barnoach
	Name:	Tal Barnoach
	Title:	Director

Disruptive Technologies L.P.

By:	Disruptive Technology Ltd.,
its sole general partner

	By:	/s/ Tal Barnoach
	Name:	Tal Barnoach
	Title:	Director

Disruptive Technology Ltd.

	By:	/s/ Tal Barnoach
	Name:	Tal Barnoach
	Title:	Director

/s/ Tal Barnoach
Tal Barnoach

/s/ Adam Rothstein
Adam Rothstein